AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1998
                                                       REGISTRATION NO. 33-48259
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ----------------------

                         SUNGARD(R) DATA SYSTEMS INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                  1285 DRUMMERS LANE,         51-0267091
(State or other jurisdiction of   WAYNE, PENNSYLVANIA 19087   (I.R.S. Employer
 incorporation or organization)        (610) 341-8700        Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            ----------------------
                          LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            ----------------------




  The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

  On March 19, 1998, SunGard Data Systems Inc., a Delaware corporation ("SunGard"), filed Registration Statement No. 33-48259 on Form S-3, which was later amended on April 8, 1998 (the "Registration Statement") to register 632,935 shares (the "Shares") of common stock, $.01 par value per share, of SunGard (the "Common Stock") owned by the selling stockholders listed on Page 5 of the Prospectus (the "Selling Stockholders"). The Prospectus informed the Selling Stockholders that they would be permitted to sell the Shares while the Registration Statement was in effect.

  On March 27, 1998, the Registration Statement became effective. Since the effective date, certain Selling Stockholders have sold Shares; however, some Selling Stockholders did not sell all of their Shares.

  Accordingly, SunGard hereby deregisters a total of 26,500 shares of Common Stock, comprised of the Shares not sold by the Selling Stockholders during the effective period.

                       SIGNATURES AND POWER OF ATTORNEY


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.


                                    SUNGARD DATA SYSTEMS INC.


Date:  July 8, 1998                 By: /s/ Michael J. Ruane
                                       ---------------------------------
                                       MICHAEL J. RUANE,
                                        CHIEF FINANCIAL OFFICER
                                         AND VICE PRESIDENT - FINANCE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



    Signature               CAPACITY                             DATE
    ---------               --------                             ----


      *                  Chief Executive Officer,            July 8, 1998
----------------         President, and Chairman
 JAMES L. MANN           of the Board of Directors
                        (principal executive officer)



/s/ Michael J. Ruane     Chief Financial Officer and         July 8, 1998
--------------------     Vice President-Finance
  MICHAEL J. RUANE       (principal financial officer)


         *               Vice President and Controller       July 8, 1998
--------------------     (principal accounting officer
 ANDREW P. BRONSTEIN


         *               Director                            July 8, 1998
--------------------
 GREGORY S. BENTLY


         *               Director                            July 8, 1998
--------------------
 GREGORY S. BENTLY


         *               Director                            July 8, 1998
--------------------
 GREGORY S. BENTLY


         *               Director                            July 8, 1998
--------------------
 MICHAEL C. BROOKS


         *               Director                            July 8, 1998
--------------------
 ALBERT A. EISENSTAT


         *               Director                            July 8, 1998
--------------------
 BERNARD GOLDSTEIN


         *               Director                            July 8, 1998
--------------------
    MICHAEL ROTH


         *               Director                            July 8, 1998
--------------------
 MALCOLM I. RUDDOCK


         *               Director                            July 8, 1998
--------------------
LAWRENCE J. SCHOENBERG

*By:       /s/ Michael J. Ruane
     -----------------------------------------
               Michael J. Ruane, Attorney-in-fact